Exhibit 10.11

AGREEMENT TO MODIFY THE CONTRACT FOR THE PROVISION OF ONLINE GAMING MANAGEMENT AND CONSULTING SERVICES DATED NOVEMBER 13, 2020 CELEBRATED BY COMERCIAL DE JUEGOS DE LA FRONTERA, S.A. DE C.V. (HEREIN, "PERMIT HOLDER") AND GAMING TECHNOLOGIES, INC., PREVIOUSLY DITO, INC. (HEREIN, "MANAGER" AND JOINTLY WITH THE PERMISSIONARY, WILL BE NAMED AS THE PARTIES) UNDER THE FOLLOWING BACKGROUND, DECLARATIONS AND CLAUSES:

BACKGROUND

SINGLE.- On November 13, 2020, **THE PARTIES** entered into a **CONTRACT** for the Provision of Administration and Consulting Services for Online Gaming (the "Contract"), in order for the Permit Holder to appoint Manager, to be responsible for the provision to Permit Holder of consulting and management services related to the Mexican e-Gaming Offering.

STATEMENTS

I. The **PARTIES** jointly declare that:

a. They mutually recognize the authority with which they show themselves when signing this amending agreement.

b. In the celebration of this, there is no fraud, bad faith, injury, violence or any other vice of consent that could invalidate it.

c. The Parties hereby acknowledge the validity of the rights and obligations contracted in the Contract related to the preamble of this instrument.

d. They wish to enter into this agreement in order to modify article 3.3 of the **CONTRACT.**

Having stated the foregoing, the **PARTIES** grant the following:

CLAUSES

FIRST.- Article 3.3 of the **CONTRACT is** modified, to be as follows:

CONVENIO MODIFICATORIO DEL CONTRATO DE PRESTACION DE SERVICIOS DE ADMINISTRACION Y CONSULTORIA PARA JUEGO EN LiNTEA DE FECHA 13 DE NOVIEMBRE DE 2020 QUE CELEBRANT COMERCIAL DE JUEGOS DE LA FRONTERA, S.A. DE C.V. (EN LO SUCESIVO, "LA PERMISIONARIA") Y GAMING TECHNOLOGIES, INC., ANTES DITO, INC. (EN LO SUCESIVO, "LA ADMINISTRADORA" Y DE MANERA CONJUNTA CON LA PERMISIONARIA, SERAN DENOMINADAS COMO LAS PARTES) AL TENOR DEL ANTECEDENTE, DECLARACIONES Y CLAUSULAS SIGUIENTES:

ANTECEDENTES

UNICO.- Con fecha 13 de noviembre de 2020, **LAS PARTES** celebraron un **CONTRATO** de PrestaciOn de Servicios de AdministraciOn y Consultoria para Juego en Linea (el "Contrato"), con objeto de que **la Permisionaria** designara a **la Administradora** como responsable de proporcionar a la Permisionaria servicios de administracion y consultoria relativos a la Oferta Mexicana de Juego en Linea a la Permisionaria.

DECLARACIONES

I. Declaran las **PARTES** de manera conjunta que:

a. Se reconocen mutuamente la personalidad con la que se ostentan al suscribir este convenio modificatorio.

b. En la celebracion del presente no existe dolo, mala fe, lesion, violencia o algun otro vicio del consentimiento que pudiera invalidarlo.

c. Las Partes reconocen en este acto la vigencia de los derechos y obligaciones contraidas en el Contrato relacionado en el antecedente de este instrumento.

d. Es su voluntad celebrar el presente convenio con el fin de modificar el articulo **3.3** del **CONTRATO.**

Expuesto lo anterior, las **PARTES** otorgan las siguientes:

CLAUSULAS

PRIMERA.- Se modifica el articulo 3.3 del **CONTRATO,** para quedar redactado en los siguientes terminos:

"3.3. Manager shall be entitled to use third-party suppliers, contractors or subcontractors to perform its obligations under this Agreement; including, without limitation, its Affiliates and the Software Providers, among which Markor Technology Limited stands out; provided that Manager shall remain primarily liable under all applicable provisions of this Agreement and provided further that any such third-party suppliers, contractors or subcontractors shall obtain and retain all required licenses, permits and/or approvals required under applicable Law.	*"3.3. La Administradora podra utilizar proveedores, contratistas o subcontratistas pars dar cumplimiento a sus obligaciones conforme a este Contrato; incluyendo, sin limitacidn, sus Afiliadas y los Proveedores de Software, entre los cuales destaca Markor Technology Limited; en el entendido que la Administradora sera la principal responsable de conformidad con las disposiciones de este Contrato, y en el entendido asimismo que cualquier proveedor, contratista o subcontratista debera obtener y mantener cualquier licencia, penniso y/o autorizacion requerida en terminos de la Ley aplicable.*
Likewise, the Parties may agree by means of a document that the third party subcontractors will be the ones who make the corresponding payments to the Permit Holder. To that extent, it will be the Manager who will instruct the Permit Holder on the billable amounts and reconcile the corresponding balances in order to comply with the Contract, always maintaining the regulatory mandate as per that any and all income from gaming activities shall be directly deposited beforehand to the Permit Holder's bank account(s)."	*De igual forma Las Partespodranpactarmediante tin documento que los terceros subcontratistas seran quienes realicen los pagos correspondientes a La Permisionaria. Para ese efecto, sera La Administradora quien instruira a La Permisionaria sobre los montos facturables y realizar la reconciliacion de los saldos correspondientes a efecto de dar cumplimiento al Contrato, siempre acatando el mandato regulatory de que todos los ingresos provenientes por actividades de juego deben en una prin2era instancia depositarse a la(s) cuenta(s) bancaria(s) de La Permisionaria."*
<u>SECOND.-</u> It is clear to the **PARTIES** that the execution of this agreement, at no time and under any circumstances, may be interpreted, understood and/or represents novation, termination and/or modification of any of the rights and/or obligations set forth in the **CONTRACT,** which will remain valid and unalterable in its agreed terms and clauses, except as expressly modified by this document.	**<u>SEGUNDA.-</u>** Queda de manifiesto para las **PARTES**, que la celebration del presente convenio, en ningtin momento y bajo ninguna circunstancia, podra interpretarse, entenderse y/o representar novaciOn, extincion y/o modificaciOn a cualquiera de los derechos y/o las obligaciones consignadas en el **CONTRATO,** el cual seguira vigente e inalterable en sus terminos y clausulas pactadas, salvo lo expresamente modificado por el presente.
<u>THIRD.-</u> The **PARTIES** to this act agree that, except as provided in this agreement, the remaining clauses of the **CONTRACT** will consequently remain, subsisting and without any variation.	**<u>TERCERA.-</u>** Las **PARTES** en este acto acuerdan que, salvo lo previsto en el presente convenio, las clausulas restantes del **CONTRATO** quedaran en consecuencia, subsistentes y sin variation alguna.
<u>FOURTH.-</u> If any contradiction between what is agree to in the Contract and in this agreement, what is stipulated in this agreement shall prevail.	**<u>CUARTA.-</u>** Cualquier contradiction que exista entyre lo pactado en el Contrato y en el presente convenio prevalecera lo estipulado en el presente.
Aware of the scope and content of this agreement, the **PARTIES** sign it in accordance, in duplicate, on January 07, 2021.	Enteradas las **PARTES** del alcance y contenido del presente convenio, lo firman de conformidad, por duplicado, el clia 07 de enero de 2021.
[INTENTIONALLY __r_F.FT IN BLANK; SIGNATURE PAGE FOLLOWS]	*[ESPACIO INTENCr'ONALMENIE EN BLANCO; SIGUE LA HOJA DE FIRMAS]*

"MANAGER" VVU U)' - GAMING TECHNOLOGIES, INC. "LA ADM GAMING TECHNOLOGIES. INC. Por: Jason Drummond Cargo: Apoderado legal. Name: Jason Drummond Title: Legal representative "LA PERMISIONARIA" "PERMIT HOLDER" "COMERCIAL DE JUEGOS DE LA FRONTERA", S.A. DE C.V. By: Emilio Fernando Quiros Moreno Title: Chief Executive Officer "COMERCIAL DE JUEGOS DE LA FRONTERA", S.A. DE C.V. Por: Emilio Fernando Quiros Moreno Cargo: Director General

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